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                                                                     EXHIBIT 2.5
                                                                     -----------

                                                                       Exhibit C

                             CERTIFICATE OF MERGER

                          BEVERLY BANCORPORATION, INC.
                                      into
                             ST. PAUL BANCORP, INC.


          Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, St. Paul Bancorp, Inc., a corporation organized and existing under the law of the State of Delaware ("St. Paul"), and Beverly Bancorporation, Inc., a corporation organized and existing under the law of the State of Delaware ("Beverly"), do hereby certify to the following facts relating to the merger of Beverly with and into St. Paul:

          FIRST: The name and state of incorporation or formation of each constituent entity that is a party to the Merger is as follows:

                  Name                   State of Incorporation or Formation
                  ----                   -----------------------------------

          St. Paul Bancorp, Inc.                      Delaware

          Beverly Bancorporation, Inc.                Delaware


          SECOND:   An Agreement and Plan of Merger, dated as of March 15, 1998, by and between St. Paul and Beverly (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:    Pursuant to the Agreement and Plan of Merger, the surviving corporation of the Merger is St. Paul, a Delaware corporation (the "Surviving Corporation"), and the name of the Surviving Corporation is "St. Paul Bancorp, Inc." The Surviving Corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

          FOURTH:   At the "Effective Time" of the Merger, as defined in and
pursuant to the Agreement and Plan of Merger, the certificate of incorporation of St. Paul shall be the certificate of incorporation of the Surviving Corporation, until amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware. At the Effective Time, the bylaws of St. Paul shall be the bylaws of the Surviving Corporation, until amended and changed in accordance
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with the provisions of the General Corporation Law of the State of Delaware. At
the Effective Time, the directors and officers of St. Paul shall be the directors and officers of the Surviving Corporation.

          FIFTH: The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at the following address:

                             St. Paul Bancorp, Inc.
                             6700 West North Avenue
                             Chicago, Illinois  60707

          SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.


          IN WITNESS WHEREOF, St. Paul and Beverly have caused this Certificate of Merger to be duly executed as of this __ day of _____, 1998 to be effective at ____ p.m. on ____, 1998.


ATTEST                                 ST. PAUL BANCORP, INC.


By:                                    By:
   -------------------------              --------------------------

Name:                                  Name:
Title:                                 Title:


ATTEST                                 BEVERLY BANCORPORATION, INC.


By:                                    By:
      -------------------------           --------------------------

Name:                                  Name:
Title:                                 Title:



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